                                                                      EXHIBIT 21

                       LIST OF SIGNIFICANT SUBSIDIARIES


      Anadarko E&P Company, LP
         a Delaware limited partnership,

      Anadarko Holding Company
         a Utah corporation,

      Anadarko Canada Energy Ltd.
         an Alberta, Canada corporation,

      Anadarko Canada Corporation
         an Alberta, Canada corporation,

      Anadarko Land Corp.
         a Nebraska corporation,

      Anadarko Algeria Company, LLC
         a Delaware limited liability company,

      Anadarko Energy Services Company
         a Delaware corporation,

      APC Venezuela, S.R.L.
         a Venezuela limited liability company,

      Bitter Creek Coal Company
         a Utah corporation